Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM

The Board of Directors

Camtek Ltd.

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Somekh Chaikin
Somekh Chaikin
Certified Public Accountants (Israel)
Member firm of KPMG International

Tel Aviv, Israel
March 15, 2016